Exhibit 5

September 25, 2015

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

Re:	HEALTH CARE REIT, INC.
620,731 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Health Care REIT, Inc., a Delaware corporation (the “Company”), in connection with the registration and possible issuance of 620,731 shares of its common stock, par value $1.00 per share (the “Shares”), to be issued to one or more holders of units representing non-managing membership interests (the “Units”) in HCN G&L DownREIT LLC, a Delaware limited liability company (the “DownREIT”), upon exchange of such Units, pursuant to the prospectus supplement dated September 25, 2015 (the “Prospectus Supplement”) to the prospectus dated May 1, 2015 (the “Prospectus”), included in the Company’s registration statement on Form S-3 (File No. 333-203802) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and have relied upon copies of: (i) the Second Restated Certificate of Incorporation of the Company, as amended, (ii) the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”), (iii) the Registration Statement and the Prospectus included therein, (iv) the Prospectus Supplement, (v) the resolutions regarding the possible issuance of the Shares adopted by the Board of Directors of the Company on July 31, 2014 and February 6, 2015, (vi) the Amended and Restated Limited Liability Company Agreement of the DownREIT, dated September 26, 2014 (the “LLC Agreement”) and (vii) such other documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render the opinions herein set forth.

In reaching the opinions set forth below, we have assumed the following:

(a)	each party (other than the Company) is, and has been at all times relevant to this opinion, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed or organized;

(b)	each person executing any instrument, document or agreement in connection with the issuance of the Shares on behalf of any party (other than the Company) is duly authorized to do so;

Health Care REIT, Inc.

September 25, 2015

(c)	each natural person executing any instrument, document or agreement in connection with the issuance of the Shares is legally competent to do so;

(d)	any documents submitted to us as originals are authentic; the form and content of any documents submitted to us as unexecuted final versions do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed or relied upon by us or on our behalf are true and accurate; and

(e)	the Shares will not be issued or transferred in violation of the provisions of Article VI of the By-Laws (relating to restrictions on issuance and transfer of stock).

As to questions of fact material to this opinion, we have relied without independent investigation on (i) written representations of each party made in certain documents and certificates, (ii) certificates and records of public officials, and (iii) certificates and written representations of officers and directors of the Company.

Based upon the foregoing, it is our opinion that the Shares have been duly reserved and authorized for issuance, and if, as and when issued in exchange for the Units as provided in the LLC Agreement, will be legally and validly issued and fully paid and non-assessable.

The opinions set forth herein are limited to the matters and the transactions expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinions expressly stated herein.

We assume no obligation to update or supplement this opinion to reflect a change in any applicable laws after the date hereof or any fact or circumstance that may come to our attention after the date hereof.

The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Company’s Form 8-K to be filed with the Commission on September 25, 2015. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP

Shumaker, Loop & Kendrick, LLP